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EXHIBIT (A.4)

                             ARTICLES OF AMENDMENT

                                      TO

                                    CHARTER

                                      OF

                             WEBS INDEX FUND, INC.

          THIS IS TO CERTIFY that WEBS INDEX FUND, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof a new Article SECOND as follows:

               SECOND: Name. The name of the corporation (which is hereinafter
                       ----
               called the "Corporation"): is iSHARES, INC.

          SECOND: The designation of each of the Corporation's series of common stock as a "WEBS Index Series" is hereby amended to be an "iShares MSCI [name] Index Fund" and the name of the "Korea WEBS Index Series" is further amended to become the "iShares MSCI South Korea Index Fund", with the effect that the name of each such series changes as follows:

      From:                                              To:
      ----                                               --
Australia WEBS Index Series                    iShares MSCI Australia Index Fund
Austria WEBS Index Series                        iShares MSCI Austria Index Fund
Belgium WEBS Index Series                        iShares MSCI Belgium Index Fund
Brazil (Free) WEBS Index Series            iShares MSCI Brazil (Free) Index Fund
Canada WEBS Index Series                          iShares MSCI Canada Index Fund
EMU WEBS Index Series                                iShares MSCI EMU Index Fund
France WEBS Index Series                          iShares MSCI France Index Fund
Germany WEBS Index Series                        iShares MSCI Germany Index Fund
Greece WEBS Index Series                          iShares MSCI Greece Index Fund
Hong Kong WEBS Index Series                    iShares MSCI Hong Kong Index Fund
Indonesia (Free) WEBS Index Series      iShares MSCI Indonesia (Free) Index Fund

Italy WEBS Index Series                            iShares MSCI Italy Index Fund
Japan WEBS Index Series                            iShares MSCI Japan Index Fund
Korea WEBS Index Series                      iShares MSCI South Korea Index Fund
Malaysia WEBS Index Series                      iShares MSCI Malaysia Index Fund
Mexico (Free) WEBS Index Series            iShares MSCI Mexico (Free) Index Fund
Netherlands WEBS Index Series                iShares MSCI Netherlands Index Fund
Portugal WEBS Index Series                      iShares MSCI Portugal Index Fund
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      From:                                              To:
      ----                                               --
Singapore WEBS Index Series                    iShares MSCI Singapore Index Fund
South Africa WEBS Index Series              iShares MSCI South Africa Index Fund
Spain WEBS Index Series                            iShares MSCI Spain Index Fund
Sweden WEBS Index Series                          iShares MSCI Sweden Index Fund
Switzerland WEBS Index Series                iShares MSCI Switzerland Index Fund
Taiwan WEBS Index Series                          iShares MSCI Taiwan Index Fund
Thailand (Free) WEBS Index Series        iShares MSCI Thailand (Free) Index Fund

Turkey WEBS Index Series                          iShares MSCI Turkey Index Fund
United Kingdom WEBS Index Series          iShares MSCI United Kingdom Index Fund
USA WEBS Index Series                                iShares MSCI USA Index Fund

          THIRD: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

          FOURTH: A majority of the entire Board of Directors of the Corporation approved the foregoing amendments to the Charter of the Corporation and duly adopted a resolution in which were set forth the foregoing amendments to the Charter of the Corporation, declaring that said amendments of the Charter as proposed were advisable.

          FIFTH: The foregoing amendments to the Charter of the Corporation are limited to changes expressly permitted by (S)2-605(a)(1) and (a)(2) of the General Corporation Law of Maryland to be made without action by stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

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     IN WITNESS WHEREOF, WEBS Index Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 15, 2000.

                                                          WEBS INDEX FUND, INC.
WITNESS:

/s/ John P. Falco                                         By:  /s/ Nathan Most
--------------------------------                              ------------------
John P. Falco                                                 Nathan Most
Assistant Secretary                                           President


     THE UNDERSIGNED, President of WEBS Index Fund, Inc., who executed on behalf of the Corporation the foregoing amendments to the Charter of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the Charter to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                           /s/  Nathan Most
                                                          ----------------------
                                                          Name: Nathan Most

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